Exhibit 21

                          SUBSIDIARIES OF
               THE READER'S DIGEST ASSOCIATION, INC.

Argentina
       Reader's Digest Argentina, SRL

Australia
    The Reader's Digest Association Pty. Limited
       Reader's Digest (Australia) Pty. Ltd.

Austria
    Verlag Das Beste Ges.m.b.H.

Belgium
    Reader's Digest N.V.-S.A.
    Reader's Digest World Services, S.A.

Brazil
    Reader's Digest Brasil Ltda.

Canada
    The Reader's Digest Association (Canada) Ltd.
       Quality Service Programs, Inc.
          EFundraising.com Corporation Incorporated/Corporation
            eFundraising.com Incorporee
          Kanata Incentives, Inc.

China
       Guangdong Pegasus Marketing Information & Service Co. Ltd.
       Reader's Digest (Guangzhou) Direct Mail Service Co. Ltd.

Czech Republic
    Reader's Digest Vyber s.r.o.

Finland
    Oy Valitut Palat - Reader's Digest Ab

France
    Selection du Reader's Digest S.A.
       Selection du Reader's Digest Assurances SARL
       Cote Livres - SARL

Germany
    Verlag Das Beste GmbH
       Optimail/Direcktwerbeservice GmbH
       Pegasus Medien Produktions- und Vertriebsgesellschaft.mbH

Hong Kong
    Reader's Digest Asia, Ltd.
    Reader's Digest Association Far East Limited
       Asian Qualiproducts Services, Limited
       Reader's Digest (China) Direct Marketing Services Co., Ltd. Reader's Digest (East Asia) Limited
       Reader's Digest Global Advertising Ltd.
    R.D. Properties, Ltd.


Hungary
    Reader's Digest Kiado KFT

Japan
    The Reader's Digest Ltd.

Malaysia
       Reader's Digest (Malaysia) Sdn. Bhd

Mexico
    Caribe Condor S.A. de C.V.
       Corporativo Reader's Digest Mexico S. de R.L. de CV
       Grupo Editorial Reader's Digest, S. de R.L. de C.V.
       Reader's Digest Mexico, S.A. de C.V.

Netherlands
    Reader's Digest European Shared Services B.V.
    Uitgeversmaatschappij The Reader's Digest N.V.
       Distrimedia Services B.V.

Norway
    Det Beste A/S

Philippines
    Reader's Digest (Philippines) Inc.

Poland
    Reader's Digest Przeglad Sp.z o.o.

Portugal
    Seleccoes do Reader's Digest (Portugal) S.A.
       Euroseleccoes - Publicacoes E Artigos Promocionais, Lda.

Russia
    Publishing House Reader's Digest, JSC

Spain
    Reader's Digest Selecciones S.A.
       Sociedad Difusion Cultural, S.L.

Sweden
    Reader's Digest Aktiebolag

Switzerland
    Das Beste aus Reader's Digest AG/Selection du Reader's Digest
    SA/Selzione dal Reader's
      Digest SA

Thailand
    Reader's Digest (Thailand) Limited




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United Kingdom
    Reader's Digest Children's Publishing Limited
    Reader's Digest Europe Limited
    The Reader's Digest Association Limited
       Reader's Digest Holdings Limited
          Fundraising For You Limited
          Money Magazine Limited
          RD Publications Limited
          Reader's Digest Central & Eastern Europe Limited
          Reader's Digest European Systems
          Reader's Digest Financial Services Limited


United States*
    Ardee Music Publishing, Inc.
    Books Are Fun, Ltd.
    Christmas Angel Productions, Inc.
    Pegasus Asia Investments Inc.
    Pegasus Finance Corp.
    Pegasus Investment, Inc.
    Pegasus Sales, Inc.
    Pleasantville Music Publishing, Inc.
    QSP, Inc.
       Family Reading Program Corp.
       QSP Distribution Services, Inc.
       QSP Products and Programs, Inc.
       QSP Sales, Inc.
       QSP Ventures, Inc.
       Reader's Digest Sub Eight, Inc.
       Reiman Media Group, Inc.
          Homemaker Ventures, Inc.
          Reiman Advertising & Promotion, Inc.
          World Wide Country Tours, Inc.
       VideOvation, Inc.
    R.D. Manufacturing Corporation
    RD Publications, Inc.
       Home Service Publications, Inc.
       RD Large Edition, Inc.
       RD Trade Shows, Inc.
       RD Walking, Inc.
       Retirement Living Publishing Company, Inc.
       Travel Publications, Inc.
          RD Member Services Inc.
    Reader's Digest Children's Publishing, Inc.
    Reader's Digest Consumer Services, Inc.
    Reader's Digest Entertainment, Inc.
    Reader's Digest Financial Services, Inc.
    Reader's Digest Latinoamerica, S.A.
       WAPLA, LLC
    Reader's Digest Sales and Services, Inc.
    Reader's Digest Sub Nine, Inc.
    Reader's Digest Young Families, Inc.
    SMDDMS, Inc.
    The Reader's Digest Association (Russia) Incorporated
    W.A. Publications, LLC

*All are Delaware corporations except Books Are Fun, Ltd., which is an Iowa corporation.